                                                                    EXHIBIT 4.2
                                     EXHIBIT "B"


                                  INVESTMENT LETTER

TO: THE ORLANDO PREDATORS ENTERTAINMENT, INC.

    In connection with the undersigned's acquisition of an Option to purchase Stock in the Company, as those terms are defined in the The Orlando Predators Entertainment, Inc. Stock Option Plan dated April___, 1997, the undersigned acknowledges, represents, warrants, covenants and agrees as follows:

1.  The undersigned represents that:

    (a) He is acquiring the Option, and will acquire the shares of Stock for his own account, for investment and not with a view to, or for resale in connection with, the distribution thereof and that he has no present intention of distributing the Securities (as that term is defined in The Orlando Predators Entertainment, Inc. Stock Option Plan);

    (b) He personally possesses such knowledge and experience in financial and business matters pertaining to the type of business conducted by the Company and otherwise, that he is capable of evaluating the merits and risks of an investment in the Securities;

    (c) He is fully familiar with the Company and its business, operations, condition (financial and other), assets, liabilities and prospects and has had access to any and all material information he deems necessary or appropriate to enable him to make an investment decision in connection with the acquisition of the Securities; and

    (d) His financial situation is such that he can afford to bear the economic risk of holding the Securities for an indefinite period of time and can afford to suffer a complete loss of his investment in the Securities.

2.   The undersigned understands and acknowledges that:

    (a) Neither the Option nor the shares of Stock have been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities laws, that he may not transfer, resell or otherwise dispose of the Securities except pursuant to a registration statement in compliance with the Act and any applicable state securities laws, unless exemptions from the registration requirements of the Act and any applicable state securities laws are available that he must, therefore, bear the economic risks of an investment in the Securities for an indefinite period of time;

     (b) The Company is under no obligation to register the the Securities pursuant to the Act or any state securities laws or to comply with or make available any exemption from the registration requirements thereof;

    (c) Any certificates representing the Securities will contain a legend to the effect that the Securities cannot be transferred, resold or otherwise disposed of except in compliance with the Act and any applicable state securities laws; and

    (d) A "stop-transfer" order will be issued with respect to the Securities to effectuate the foregoing restrictions on transfer of the Securities and the Company and its transfer agents shall have no obligation to effect any purported transfer of the Securities except upon demonstration of compliance with the foregoing restrictions.

    (e) He has had the opportunity to ask questions of the Company and its representatives and receive answers from the Company and its representatives concerning the Company and his investment in the Securities and to obtain additional information possessed by the Company, or obtainable without unreasonable effort or expense, that is necessary to verify the accuracy of the information furnished to him.

3. The undersigned covenants and agrees that he will not sell, pledge, transfer or otherwise dispose of the Option or the Securities or any interest therein, or make any offer to attempt to do any of the foregoing, except pursuant to a registration statement in compliance with the Act and all applicable state securities laws or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration requirements thereof.

4. Words used herein, regardless of number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

    The undersigned understands and acknowledges that the Company will rely upon the acknowledgments, representations, warranties, covenants and agreements convenants herein (and any supplemental information provided to the Company) for the purpose of determining whether this transaction meets the requirements for an exemption from the registration requirements of the Act and applicable state securities laws. The undersigned hereby agrees to indemnify and hold harmless the Company and its directors and officers from and against any cost, expense, claim, liability or damage arising out of or resulting from any breach of such covenant and agreement including, without limitation, any liability of the Company to any third person purchasing the Option or any capital stock of the Company. Further the undersigned covenants and agrees that if there should be any material change with respect to any of the representations and warranties contained herein, after the execution of this Investment Letter and prior to the exercise of the Option or the transfer of Securities to him the undersigned will immediately furnish the revised or corrected information to the Company.

 EXECUTED this ________day of  _______ , 199__.




                                         ---------------------------

                                     EXHIBIT "C"

                                  INVESTMENT LETTER


TO:   THE ORLANDO PREDATORS ENTERTAINMENT, INC.

    In connection with the undersigned's acquisition of shares of Stock in the Company pursuant to an exercise of the Option (as those terms are defined in The Orlando Predators Entertainment, Inc. Stock Option Plan dated
April _, 1997) the undersigned acknowledges, represents, warrants, covenants and agrees as follows:

1.  The undersigned represents that:

    (a) He is purchasing the Stock for his own account, for investment and not with a view to, or for resale in connection with, the distribution thereof and that he has no present intention of distributing any of the Stock;

    (b) He personally possesses such knowledge and experience in financial and business matters pertaining to the type of business conducted by the Company and otherwise, that he is capable of evaluating the merits and risks of an investment in the Stock;

    (c) He is fully familiar with the Company and its business, operations, condition (financial and other), assets, liabilities and prospects and has had access to any and all material information he deems necessary or appropriate to enable him to make an investment decision in connection with the purchase of the Stock; and

    (d) His financial situation is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and can afford to suffer a complete loss of his investment in the Stock.

2.  The undersigned understands and acknowledges that:

    (a) The Stock has not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities laws, that he may not transfer, resell or otherwise dispose of the Stock except pursuant to a registration statement in compliance with the Act and any applicable state securities laws, unless exemptions from the registration requirements of the Act and any applicable state securities laws are available that he must, therefore, bear the economic risks of an investment in the Stock for an indefinite period of time;

    (b) The Company is under no obligation to register the Stock pursuant to the Act or any state securities laws or to comply with or make available any exemption from the registration requirements thereof;

    (c) The certificates representing the Stock will contain a legend to the effect that the Stock cannot be transferred, resold or otherwise disposed of except in compliance with the Act and any applicable state securities laws; and

    (d) A "stop-transfer" order will be issued with respect to the Stock to effectuate the foregoing restrictions on transfer of the Stock and the Company, or its transfer agent, shall have no obligation to effect any purported transfer of the Stock except upon demonstration of compliance with the foregoing restrictions.

    (e) He has had the opportunity to ask questions of the Company and its representatives and receive answers from the Company and its representatives concerning the Company and his investment in the Stock and to obtain additional information possessed by the Company, or obtainable without unreasonable effort or expense, that is necessary to verify the accuracy of the information furnished to him.

3. The undersigned covenants and agrees that he will not sell, pledge, transfer or otherwise dispose of the Stock or any interest therein, or make any offer to attempt to do any of the foregoing, except pursuant to a registration statement in compliance with the Act and all applicable state securities laws or in a transaction which, in the opinion of counsel for the Company, is exempt from the registration requirements thereof.

4. Words used herein, regardless of number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

    The undersigned understands and acknowledges that the Company will rely upon the acknowledgments, representations, warranties, covenants and agreements contained herein (and any supplemental information provided to the Company) for the purpose of determining whether this transaction meets the requirements for an exemption from the registration requirements of the Act and applicable state securities laws. The undersigned hereby agrees to indemnify and hold harmless the Company and its directors and officers from and against any cost, expense, claim, liability or damage arising out of or resulting from any breach of such covenant and agreement including, without limitation, any liability of the Company to any third person purchasing any capital stock of the Company. Further the undersigned covenants and agrees that if there should be any material change with respect to any of the representations and warranties contained herein, after the execution of this Investment

Letter and prior to the transfer of Stock to him the undersigned will immediately furnish the revised or corrected information to the Company.


         EXECUTED this______ day of________19__.





                                          -----------------


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